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                                                                    Exhibit 23.1





                        CONSENT OF INDEPENDENT AUDITORS



TO THE BOARD OF DIRECTORS AND SHAREHOLDERS

MUTUAL RISK MANAGEMENT LTD.


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 dated February 8, 2000 and related Prospectus of Mutual Risk Management Ltd. for the registration of guarantees by Mutual Risk Management Ltd. and Mutual Group Ltd. and $500,000,000 allocated among senior notes and junior subordinated notes of Mutual Risk Management Ltd., junior subordinated notes of Mutual Group Ltd. and preferred securities of MRM Capital Trust I, MRM Capital Trust II and MRM Capital Trust III and to the incorporation by reference therein of our report dated February 15, 1999, with respect to the consolidated financial statements and schedules of Mutual Risk Management Ltd., included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young

Hamilton, Bermuda
February 8, 2000